Charles R. Sterbach - Arizona State Bar No. 009315
GREENBERG TRAURIG, LLP
2375 East Camelback Road
Suite 700
Phoenix, Arizona 85016
Telephone: (602) 445-8000
Facsimile: (602) 445-8100
E-mail:  sterbachc@gtlaw.com
         -------------------

J. Eric Ivester - Illinois State Bar No. 06215581
John K. Lyons - Illinois State Bar No. 06201542
Amar S. Bhachu - Illinois State Bar No. 06236711
SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois  60606-1285
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
E-Mail:  eivester@skadden.com
                  jlyonsch@skadden.com
                  abhachu@skadden.com

Attorneys for Debtors


                      IN THE UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF ARIZONA


In re:                                           )        Chapter 11
                                                 )
Einstein/Noah Bagel Corp., et al.,               )        Case Nos. 00-04447-ECF-CGC and
                                                 )                            00-04448-ECF-CGC
                           Debtors.              )
                                                 )        Jointly Administered
EID# 84-1294908                                  )
                                                 )   ORDER UNDER 11 U.S.C.ss.ss.105(a),
                                                 )   363(b), (f), (m) and (n), 365
                                                 )   and 1146(c), AND FED. R. BANKR. P.
                                                 )   2002, 6004, 6006 AND 9014,
                                                 )   AUTHORIZING (A) SALE OF
                                                 )   SUBSTANTIALLY ALL ASSETS OF THE
                                                 )   DEBTORS FREE AND CLEAR OF LIENS,
                                                 )   CLAIMS, ENCUMBRANCES AND OTHER
                                                 )   INTERESTS, (B) ASSUMPTION AND
                                                 )   ASSIGNMENT OF CERTAIN
                                                 )   NON-RESIDENTIAL REAL PROPERTY
                                                 )   LEASES AND EXECUTORY CONTRACTS, (C)
                                                 )   ASSUMPTION OF CERTAIN DEBTS, AND
                                                 )   (D) RELATED RELIEF

     This matter having come before the Court on the motion, dated February 12, 2001 (the "Motion")1 of the above-captioned debtors and debtors-in-possession (the "Debtors"), for, inter alia, entry of an order under 11 U.S.C. ss.ss. 105(a), 363 (b), (f), (m) and (n), 365 and 1146(c) and Fed. R. Bankr. P. 2002,
6004, 6006 and 9014 (the "Sale") authorizing (A) the sale of substantially all of the assets of the Debtors (the "Assets") and the business operations of the Debtors (the "Business"), free and clear of all liens, claims, encumbrances, and other interests (collectively, "Interests") (except those liabilities expressly assumed by the Buyer or otherwise expressly stated as obligations of the Buyer (collectively, the "Assumed Total Liabilities")), pursuant to and as described in the Asset Purchase Agreement, as amended on May 24, 2001 and in open court on June 1, 2001 (the "Agreement"), between the Debtors and Einstein Acquisition Corp. and Greenlight New World, LLC, as purchasers (including their permitted designated acquisition subsidiaries, the "Buyer"); (B) the Debtors' assumption and assignment to the Buyer of certain unexpired non-residential real property leases and executory contracts (collectively, the "Assumed Contracts"), pursuant to and as described in the Agreement, free and clear of all Interests; (C) the assumption by the Buyer of the Assumed Total Liabilities, pursuant to and as described in the Agreement, and (D) related relief; and the Court having entered an order on March 5, 2001 (the "Procedures Order") approving (i) the Debtors' proposed bidding procedures, (ii) the form and manner of notice of the Sale,
(iii) the form and manner of the notice of the assumption and assignment of Assumed Contracts, and (iv) the Termination Payment; and a hearing on the Motion having been held on June 1, 2001 (the "Sale Hearing"), at which time all interested parties were offered an opportunity to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, (iii) the arguments of counsel made, and the evidence proffered or adduced, at the Sale Hearing; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estate and creditors and other parties in interest; and upon the record of the Sale Hearing, and the hearings in these cases, including without limitation, the hearings held before this Court on January 11, 12 and 18, 2001, February 1, 2, 8, 22, 26, 27 and 28, 2001, March 2, 5, 14 and 22, 2001, April 4, 2001, May 2,
7, 8, 18, 21 and 23, 2001; and after due deliberation thereon; and good cause appearing therefor, it is hereby

     FOUND AND DETERMINED THAT:2

     1. The Court has  jurisdiction  over the Motion pursuant to 28 U.S.C.ss.ss.
157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C.ss.157(b)(2)(A). Venue of these cases and the Motion in this district is proper under 28 U.S.C.ss.ss. 1408 and 1409.

     2. The statutory predicates for the relief sought in the Motion are sections 105(a), 363(b), (f), (m), and (n), 365, and 1146(c) of the United States Bankruptcy Code, 11 U.S.C.ss.ss. 101-1330, as amended (the "Bankruptcy Code"), and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014.

     3. As evidenced by the affidavits of service and publication previously filed with the Court, and based on the representations of counsel at the Sale Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the Sale, and the assumption and assignment of the Assumed Contracts has been provided in accordance with 11 U.S.C.ss.ss. 102(l), 363 and 365 and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014 and in substantial compliance with the Procedures Order, (ii) such notice was good and sufficient, and appropriate under the circumstances of these cases, and (iii) no other or further notice of the Motion, the Sale Hearing, the Sale, or the assumption and assignment of the Assumed Contracts is or shall be required.

     4. As demonstrated by (i) the testimony and other evidence proffered or adduced at the Sale Hearing and (ii) the representations of counsel made on the record at the Sale Hearing, the Debtors have marketed the Assets and conducted the sale process in compliance with the Procedures Order.

     5. Each Debtor (i) has full corporate or other appropriate power and authority to execute the Agreement and all other documents contemplated thereby, and the Sale has been duly and validly authorized by all necessary corporate or other appropriate action of each of the Debtors, (ii) has all of the corporate or other appropriate power and authority necessary to consummate the transactions contemplated by the Agreement, (iii) has taken all corporate or other appropriate action necessary to authorize and approve the Agreement and the consummation by such Debtors of the transactions contemplated thereby, and no consents or approvals, other than those expressly provided for in the Agreement, are required for the Debtors to consummate such transactions.

     6. Approval of the Agreement and consummation of the Sale at this time are in the best interests of the Debtors, their creditors, their estates, and other parties in interest.

     7. The Debtors have demonstrated both (i) good, sufficient, and sound business purpose and justification and (ii) compelling circumstances for the Sale pursuant to 11 U.S.C. ss. 363(b) prior to, and outside of, a plan of reorganization in that, among other things:

     1. The Debtors operate in a highly competitive environment, in which a competitor's ability to (i) attract and maintain employees and management, (ii) develop innovative marketing and business strategies (including new product offerings), and (iii) implement innovative growth strategies is critical to its survival and long-term financial health.

     2. Both prior to and since their Chapter 11 filing on April 27, 2000, the Debtors have attempted to craft a consensual plan of reorganization that would rationalize their unwieldy capital and corporate structure, scale down their debt, and enable them to compete effectively.

     3. With these goals in mind, and after months of unsuccessful negotiations with their key stakeholders, on April 27, 2000, the Debtors filed their Chapter 11 petitions, together with a plan of reorganization (as filed and as subsequently amended, the "Debtors' Plan") and related disclosure statement.

     4. As outlined in more detail in a number of this Court's prior rulings [see, e.g., 5/23/01 transcript, docket no. 1248 (the "May 23 Transcript"); 2/28/01 transcript, docket no. 986], attempts to confirm the Debtors' Plan were beset with numerous difficulties, including, without limitation, the massive trading in the 7 1/4% Convertible Subordinated Debentures due 2004 of Einstein/Noah Bagel Corp. (the "Debentures"), the accumulation of those
Debentures in a few hands, and the disbanding of the Official Unsecured Creditors' Committee after its members sold their Debentures either to New World Coffee - Manhattan Bagel, Inc. ("New World") or Three Cities Research, Inc. ("TCR"), both of whom are active participants in these cases and bidders for the Debtors' Assets and Business. These and other unexpected twists and turns dramatically affected the dynamics of these cases and the ability of the Debtors -- or anyone else -- to file and confirm a plan. The plan process (regardless of whose plan it is) has reached a deadlock. See May 23 Transcript.

     5. Moreover, when the Debtors' Plan was not confirmed by October 31, 2000, the post-reorganization financing facility which was to have been provided by, inter alia, BNP Paribas ("Paribas") expired and was not renewed, leaving the Debtors with no immediately apparent means for financing the Business upon emergence from Chapter 11. Despite their continuing multi-month good faith attempts to forge a consensus among their stakeholders and to obtain post-emergence financing for the Business, the Debtors, as of early February 2001, when they suspended their efforts to confirm the Debtors' Plan, were unable to do so.

     6. Although the Debtors lost the exclusive right to file and solicit votes on a plan of reorganization as of October 25, 2001, and although various parties-in-interest had indicated from time to time that they were prepared to file a plan, no party-in-interest sought to or actually did file a plan of reorganization until April 2, 2001.

     7. Although the Trustee of the Boston Chicken Plan Trust (the "BCP Trustee"), the holder of approximately 51% of Einstein/Noah Bagel Corp.'s common stock, filed a plan and several amendments thereto between April 2 and May 11, 2001 (the "BCP Trustee Plan"), that plan, too, was fraught with problems, and it, too, failed to achieve consensus among the Debtors' stakeholders.

     8. After continuing the Sale Hearing in order to afford the BCP Trustee and New World (which supported the BCP Trustee Plan and had entered into a "lock-up" agreement with the BCP Trustee with respect to that plan) a further opportunity
(i) to address and remedy serious questions which had been raised regarding the confirmability of the BCP Trustee Plan and (ii) to attempt to confirm the BCP Trustee Plan on an expedited basis prior to a hearing on the Sale of the Debtors' Assets and Business, the Court concluded on May 23, 2001, that it was not desirable or appropriate to postpone the Sale Hearing any further. See May 23 Transcript.

     9. The Debtors' current debtor-in-possession financing (the "DIP Facility"), which has been renewed on a periodic basis (at great cost to these estates) is currently set to expire on June 15, 2001. Renewals, if any, of the DIP Facility will continue to be expensive. Moreover, they will not afford the Debtors sufficient liquidity, or be on terms such as will enable the Debtors, to implement their now long-delayed business plan. 10. The Debtors' Business will begin to deteriorate if the Debtors are unable to implement their business plan, and maintain, if not enhance, their position vis-a-vis competitors. Delaying the Sale of the Assets and the Business is likely to result in a loss of value to the estates. Further, delay of the Sale of the Assets may result in the Buyer's termination of the Agreement and result in an alternative outcome which will achieve less value for the estates. Accordingly, given the history and facts of these cases, a sale pursuant to 11 U.S.C. ss. 363 is the best alternative for preserving and capturing the value of the Assets and ensuring continuation of the Business.

     8. The Debtors and their financial advisors, Credit Suisse First Boston ("CSFB") and, now, UBS Warburg ("UBSW"), diligently and in good faith marketed the Assets to secure the highest and best offer by, among other things, mailing company overviews to potential purchasers and inviting the potential purchasers to visit a data room and attend management presentations. In addition, the Debtors mailed the Procedures Order, the Sale Motion, and the Agreement on or about March 12, 2001 to each of the entities that had previously expressed an interest in the Debtors' Assets and published a notice of the Sale in the national edition of The Wall Street Journal. The terms and conditions set forth in the Agreement, and the Sale to the Buyer pursuant thereto, represent a fair and reasonable purchase price and constitute the highest and best offer obtainable for the Assets.

     9. Except as otherwise provided in this Sale Order, the cash proceeds of the Sale will be distributed to the Debtors' administrative and prepetition creditors under the terms of a confirmed plan.

     10. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities, including: (i) the Office of the United States Trustee;
(ii) any entities known to have expressed an interest in a merger or acquisition transaction with respect to the Assets during the course of these cases; (iii) all entities known to have asserted any lien, claim, interest or encumbrance in or upon the Assets; (iv) all entities on the Master Service List; (v) all federal, state and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion;
(vi) all parties to Assumed Contracts; (vii) the United States Attorney's office; (viii) the Securities and Exchange Commission; and (ix) the Internal Revenue Service.

     11. The Agreement was negotiated, proposed and entered into by the Debtors and the Buyer without collusion, in good faith, and from arm's-length bargaining positions. Neither the Debtors nor the Buyer have engaged in any conduct that would cause or permit the Agreement to be avoided under 11 U.S.C.ss. 363(n). The Buyer is not an "insider" as that term is defined in 11 U.S.C.ss.101(31). 1.

     12. The Buyer is a good faith purchaser under 11 U.S.C. ss. 363(m) and, as such, is entitled to all of the protections afforded thereby. The Buyer will be acting in good faith within the meaning of 11 U.S.C. ss. 363(m) in closing the transactions contemplated by the Agreement at all times after the entry of this Sale Order.

     13. The consideration provided by the Buyer for the Assets pursuant to the Agreement (i) is fair and reasonable, (ii) is the highest and/or best offer for the Assets, (iii) will provide a greater recovery for the Debtors' creditors than would be provided by any other practical available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

     14. The Sale must be approved and consummated promptly in order to preserve the viability of the Business as a going concern.

     15. The transfer of the Assets to the Buyer will be a legal, valid, and effective transfer of the Assets, and will vest the Buyer with all right, title, and interest of the Debtors to the Assets free and clear of all Interests of any kind or nature whatsoever (other than Assumed Total Liabilities), including those: (A) that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of the Debtors' or the Buyer's interest in the Assets, or any similar rights and (B) relating to taxes arising under or out of, in connection with, or in any way relating to the operation of the Business prior to the Closing Date, other than those taxes included within the Assumed Total Liabilities.

     16. The Buyer would not have entered into the Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting the Debtors, their estates, and their creditors, if the sale of the Assets to the Buyer, the assignment of the Assumed Contracts to the Buyer, and the assumption of Assumed Total Liabilities by the Buyer were not free and clear of all Interests of any kind or nature whatsoever (other than the Assumed Total Liabilities), or if the Buyer would, or in the future could, be liable for any of the Interests, including, without limitation, the Excluded Liabilities.

     17. The Debtors may sell the Assets free and clear of all Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in 11 U.S.C. ss. 363(f)(1)-(5) has been satisfied. Those (i) holders of Interests and (ii) non-debtor parties to Assumed Contracts who did not object, or who withdrew their objections, to the Sale or the Motion are deemed to have consented pursuant to 11 U.S.C. ss. 363(f)(2); provided, however, that Robert M. Hartnett has not consented, and shall not be deemed to have consented, under 11 U.S.C. ss.ss. 365(f), 365(c) or otherwise to the assumption of his employment contract and reserves his rights and remedies in the event that he fails to reach agreement with the Buyer regarding the terms of his post-Closing employment.

     18. Those (i) holders of Interests and (ii) non-debtor parties to Assumed Contracts who did object fall within one or more of the other subsections of 11 U.S.C. ss. 363(f) and are adequately protected by having their Interests, if any, attach to the cash proceeds of the Sale ultimately attributable to the property against or in which they claim an Interest in the same order of priority that existed prior to the Sale and subject to all objections, counterclaims, recoupments, setoffs, and other defenses of the estates.

     19. The following taxing authorities filed objections to the Sale: County of San Diego, California [Docket Entry 973]; County of Denton, Road Utility District #1 and County of Williamson [Docket entry 960]; Fairfax County, Virginia [Docket Entry 1135]; County of Henrico, Virginia [Docket Entry 1091]; County of Santa Cruz, California [Docket Entry 1116]; Orange County, Florida Tax Collector [Docket Entry 1203]; Arlington, Carrollton, Dallas, et. al. [Docket Entry 1238]; Jefferson County Colorado [Docket Entry 1202]; King County Washington [Docket Entry 1076] (collectively, the "Taxing Authorities").

     20. The (i) transfer of the Assets to the Buyer, (ii) assumption by the Debtors and assignment to the Buyer of the Assumed Contracts, and (iii) the assumption by the Buyer of the Assumed Total Liabilities will not subject the Buyer to any liability whatsoever with respect to the operation of the Business prior to the Closing Date or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law or equity, including, without limitation, any theory of equitable law, including, without limitation, any theory of antitrust or successor or transferee liability.

     21. The transfer of the Assets and Business to the Buyer is a prerequisite to the Debtors' ability to confirm and consummate a plan or plans of liquidation, and is a sale in contemplation of a plan. Accordingly, the Sale is a transfer pursuant to 11 U.S.C. ss. 1146(c), which shall not be taxed under any law imposing a stamp tax, transfer tax, sales tax or similar tax.

     22. The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assumed Contracts to the Buyer in connection with the consummation of the Sale, and the assumption and assignment of the Assumed Contracts is in the best interests of the Debtors, their estates, and their creditors. The Assumed Contracts being assigned to, and the liabilities being assumed by, the Buyer are an integral part of the Business being purchased by the Buyer and, accordingly, such assumption and assignment of Assumed Contracts and liabilities are reasonable, enhance the value of the Debtors' estates, and do not constitute unfair discrimination.

     23. The Debtors have (i) cured, or have provided adequate assurance of cure, of any default existing prior to the date hereof under any of the Assumed Contracts, within the meaning of 11 U.S.C. ss. 365(b)(1)(A), and (ii) (A) as to ENB Acquisition, provided compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any of the Assumed Contracts, within the meaning of 11 U.S.C. ss. 365(b)(1)(B), and the Buyer has provided adequate assurance of its future performance of and under the Assumed Contracts, within the meaning of 11 U.S.C. ss. 365(b)(1)(C), and (B) as to Einstein Acquisition Corp. and
Greenlight New World, LLC, except with respect to the non-debtor parties to Assumed Contracts who are identified as parties to Unresolved Objections and Conditionally Resolved Objections on Debtors' Agenda filed June 1, 2001 and the Harlan entities (the "Unresolved Parties"), provided compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any of the Assumed Contracts, within the meaning of 11 U.S.C. ss. 365(b)(1)(B), and the Buyer has provided adequate assurance of its future performance of and under the Assumed Contracts, within the meaning of 11 U.S.C. ss. 365(b)(1)(C). To the extent any of the Unresolved Parties objects to the assumption and assignment of that party's Assumed Contracts to the Buyer, there will be a hearing before the Court on June 14, 2001 to adjudicate those objections.

     NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

                               General Provisions

     1. The Motion is granted in all respects, as further described herein.

     2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled on the merits, and all objections of New World to the Motion have been withdrawn with prejudice.

                            Approval of the Agreement

     3. The Agreement and all of the terms and conditions thereof are approved, subject to the conditions and terms set forth by the Court at the Sale Hearing on June 1, 2001. 1.

     4. Pursuant to 11 U.S.C.ss. 363(b), the Debtors are authorized and directed to consummate the Sale, pursuant to and in accordance with the terms and conditions (i) of the Agreement and (ii) set by the Court at the Sale Hearing on June 1, 2001.

     5. The Debtors are authorized and directed to execute and deliver, and empowered to perform under, consummate and implement, the Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Agreement, and to take all further actions as may be requested by the Buyer for the purpose of assigning, transferring, granting, conveying and conferring to the Buyer or reducing to possession, the Assets, or as may be necessary or appropriate to the performance of the obligations as contemplated by the Agreement.

                         Transfer of Assets and Business

     6. Pursuant to 11 U.S.C. ss.ss. 105(a) and 363(f), the Assets and the Business shall be transferred to the Buyer, and upon consummation of the Agreement (the "Closing") shall be, free and clear of all Interests (as defined above) of any kind or nature whatsoever, other than the Assumed Total Liabilities, with all such Interests of any kind or nature whatsoever to attach to the net proceeds of the Sale in the order of their priority, with the same validity, force and effect which they now have as against the Assets, subject to any claims and defenses the Debtors may possess with respect thereto, including, without limitation, the asserted Interests of the Taxing Authorities will attach to $300,000 of the net proceeds of sale and shall be maintained in a segregated, interest bearing account, with said funds to be earmarked and held in trust for the Taxing Authorities and the Debtors' estates, including any other lienholder claiming an Interest therein, for payment and satisfaction of the Taxing Authorities' Interests pending and conditioned upon the Court's determination of the validity, priority, force, effect, extent and/or value of such Interests against the Debtors' estates that relate to such Interests, which determination shall occur after the closing of the Sale. Nothing contained herein shall be construed as depriving the Taxing Authorities of any lien rights they may have with respect to the Assets being transferred to the Buyer for taxes first accruing January, 2001 and allocable to post-Closing periods, which post-Closing tax amounts are to be paid by Buyer. The creation of the segregated account shall not be construed to limit the claim of any Taxing Authority.

     7. Interests of secured creditors (other than those of the DIP Lenders and the Prepetition Lenders, which are addressed in P. P. 35 and 36 hereof) shall attach to the proceeds of the Sale, including, without limitation, the proceeds identified and segregated above (such identified and segregated proceeds, the "Segregated Proceeds"), and such proceeds (with the exception of the Segregated Proceeds, which shall be held in the accounts as set forth above) shall be held in trust in an interest bearing account for such secured creditors for the payment and satisfaction of their Interests pending and conditioned upon the Court's determination of the validity, priority, force, effect and extent of such Interests immediately after the closing of the Sale, but only to the extent not already determined and allowed in the Final DIP Order or otherwise. All proceeds from the Sale of the Business or the Assets, including the Segregated Proceeds, shall only be paid to the holder of a Interest pursuant to a plan of reorganization or liquidation or further order of the Court. Nothing in this paragraph is intended to be or should be construed as creating any greater or lesser rights of the asserted lienholders to the proceeds of the Sale than had existed immediately prior to the Sale.

     8. Except as expressly permitted or otherwise specifically provided by the Agreement or this Sale Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade and other creditors, holding Interests of any kind or nature whatsoever against or in the Debtors, the Assets or the Business (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Assets, the operation of the Business prior to the Closing Date, or the transfer of the Assets or the Business to the Buyer, hereby are forever barred, estopped, and permanently enjoined from asserting against the Buyer, its successors or assigns, property, or the Assets or the Business, such persons' or entities' Interests.

     9. The transfer of the Assets and the Business to the Buyer pursuant to the Agreement constitutes a legal, valid, and effective transfer of the Assets and the Business, and shall vest the Buyer with all right, title, and interest of the Debtors in and to the Assets and the Business free and clear of all Interests of any kind or nature whatsoever, other than the Assumed Total Liabilities.

    Assumption and Assignment to Buyer of Assumed Contracts and Assumption of
                       Assumed Total Liabilities by Buyer

     10. Pursuant to 11 U.S.C. ss.ss. 105(a) and 365, and subject to and conditioned upon the Closing of the Sale, the Debtors' assumption and assignment to the Buyer, and the Buyer's assumption on the terms set forth in the Agreement, of the Assumed Contracts and Assumed Total Liabilities is hereby approved, and the requirements of 11 U.S.C. ss. 365(b)(1) with respect thereto are hereby deemed satisfied.

     11. The Debtors are hereby authorized and directed in accordance with 11 U.S.C. ss.ss. 105(a) and 365 to (a) assume and assign to the Buyer, effective upon the Closing of the Sale, the Assumed Contracts and to assign the Assumed Total Liabilities free and clear of all Interests of any kind or nature whatsoever, other than the Assumed Total Liabilities, and (b) execute and deliver to the Buyer such documents or other instruments as may be necessary to assign and transfer the Assumed Contracts and Assumed Total Liabilities to the Buyer.

     12. The Assumed Contracts and Assumed Total Liabilities shall be transferred to, and remain in full force and effect for the benefit of, the Buyer in accordance with their respective terms, notwithstanding any provision in any such Assumed Contract or Assumed Total Liability (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to 11 U.S.C. ss. 365(k), the Debtors shall be relieved from any further liability with respect to the Assumed Contracts and Assumed Total Liabilities after such assignment to and assumption by the Buyer.

     13. All defaults or other obligations of the Debtors under the Assumed Contracts and Assumed Total Liabilities arising or accruing prior to the date of this Sale Order (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy
Code) shall be cured by the Debtors at the Closing of the Sale or as soon thereafter as practicable, and the Buyer shall have no liability or obligation arising or accruing prior to the date of the Closing of the Sale, except as otherwise expressly provided in the Agreement.

     14. Each non-Debtor party to an Assumed Contract or Assumed Total Liability hereby is forever barred, estopped, and permanently enjoined from asserting against the Debtors or the Buyer, or the property of either of them, any default existing as of the date of the Sale Hearing; or, against any Buyer, any counterclaim, defense, setoff or any other claim asserted or assertable against the Debtors.

     15. The failure of the Debtors or the Buyer to enforce at any time one or more terms or conditions of any Assumed Contract shall not be a waiver of such terms or conditions, or of the Debtors' and Buyer's rights to enforce every term and condition of the Assumed Contracts.

     15a. The provisions of P. P. 10-15 hereof shall be immediately effective if the Buyer is ENB Acquisition, LLC, but shall be of no force and effect with respect to the Unresolved Parties if Einstein Acquisition Corp. and Greenlight New World, LLC is the Buyer unless and until the Court enters a subsequent order approving such paragraphs as to the Unresolved Parties.

                              Additional Provisions

     16. The consideration provided by the Buyer for the Assets under the Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

     17. The consideration provided by the Buyer for the Assets under the Agreement is fair and reasonable and was not controlled by an agreement among potential bidders, and accordingly, may not be avoided under section 363(n) of the Bankruptcy Code.

     18. On the Closing Date of the Sale, each of the Debtors' creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Interests in the Assets, if any, as such Interests may have been recorded or may otherwise exist.

     19. This Sale Order (a) shall be effective as a determination that, on the Closing Date, all Interests of any kind or nature whatsoever existing as to the Debtors, the Assets or the Business, prior to the Closing have been unconditionally released, discharged and terminated (other than the Assumed Total Liabilities), and that the conveyances described herein (and in the Agreement) have been effected, and (b) shall be binding upon and shall govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Assets.

     20. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

     21. If any person or entity that has filed financing statements, mortgages, mechanic's liens, lis pendens, or other documents or agreements evidencing Interests in the Debtors or the Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Interests which the person or entity has with respect to the Debtors or the Assets or otherwise, then (a) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Assets and
(b) the Buyer is hereby authorized to file, register, or otherwise record a certified copy of this Sale Order, which, once filed, registered, or otherwise recorded, shall constitute conclusive evidence of the release of all Interests in the Assets of any kind or nature whatsoever.

     22. All entities who are presently, or on the Closing Date may be, in possession of some or all of the Assets are hereby directed to surrender possession of the Assets to the Buyer on the Closing Date.

     23. The Buyer shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Assets other than for the Assumed Total Liabilities. Without limiting the generality of the foregoing, and except as otherwise specifically provided herein and in the Agreement, the Buyer shall not be liable for any claims against the Debtors or any of their predecessors or affiliates, and the Buyer shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date, including, but not limited to, liabilities on account of any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Business prior to the Closing Date.

     24. Under no circumstances shall the Buyer be deemed a successor of or to the Debtors for any Interest against or in the Debtors, the Assets or the Business, of any kind or nature whatsoever (other than the Assumed Total Liabilities). The sale, transfer, assignment and delivery of the Assets shall not be subject to any Interests, and Interests of any kind or nature whatsoever shall remain with, and continue to be obligations of, the Debtors (other than the Assumed Total Liabilities). All persons holding Interests against or in the Debtors or the Assets of any kind or nature whatsoever (other than the Assumed Total Liabilities) shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing such Interests of any kind or nature whatsoever against the Buyer, its property, its successors and assigns, the Assets or the Business, with respect to any Interest of any kind or nature whatsoever (other than the Assumed Total Liabilities) such person or entity had, has, or may have against or in the Debtors, their estates, officers, directors, shareholders, the Assets or the Business. Following the Closing Date, no holder of a Interest in the Debtors shall interfere with the Buyer's title to or use and enjoyment of the Assets or operation of the Business, based on or related to such Interest, or any actions that the Debtors may take in their chapter 11 cases.

     25. Subject to, and except as otherwise provided in, the Procedures Order, any amounts that become payable by the Debtors pursuant to the Agreement or any of the documents delivered by the Debtors pursuant to or in connection with the Agreement shall (a) constitute administrative expenses of the Debtors' estates and (b) be paid by the Debtors in the time and manner as provided in the Agreement, without further order of this Court.


     26. This Court retains jurisdiction to enforce and implement the terms and provisions of the Agreement, all amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Assets to the Buyer, (b) resolve any disputes arising under or related to the Agreement, except as otherwise provided therein, (c) interpret, implement, and enforce the provisions of this Sale Order, and (d) protect the Buyer against (i) any of the Excluded Liabilities or (ii) any Interests in the Debtors, the Assets or the Business, of any kind or nature whatsoever.

     27. Nothing contained in any plan confirmed in these cases or any order of this Court confirming such plan shall conflict with or derogate from the provisions of the Agreement or the terms of this Sale Order.

     28. The transfer of the Assets and the Business pursuant to the Sale shall not subject the Buyer to any liability with respect to the operation of the Business prior to the Closing Date or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law or equity, including, without limitation, any theory of equitable subordination or successor or transferee liability.

     29. The transactions contemplated by the Agreement are undertaken by the Buyer in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale to the Buyer, unless such authorization is duly stayed pending such appeal. The Buyer is a purchaser in good faith of the Assets, and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

     30. The terms and provisions of the Agreement and this Sale Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, their creditors, their equity holders, the Buyer, and their respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting Interests in the Assets or the Business to be sold to the Buyer pursuant to the Agreement, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

     31. The failure specifically to include any particular provisions of the Agreement in this Sale Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Agreement be authorized and approved in its entirety.

     32. In furtherance of this Sale Order, the Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by such parties, and in accordance with the terms thereof, without further order of the Court, provided such modification, amendment or supplement is not material.

     33. The transfer of the Assets pursuant to the Sale is a transfer pursuant to section 1146(c) of the Bankruptcy Code, and, accordingly, shall not be taxed under any law imposing a stamp tax or a sale, transfer, or any other similar tax.

     34. The provision(s) of section 9.1.2 of the Agreement providing for submission of certain disputes to Independent Accountants is deemed to be and shall constitute, a stipulation of submission to final and binding arbitration within the meaning of Bankruptcy Rule 9019(c). The engagement of such accountants under section 9.1.2 of the Agreement is not a retention of professionals by the Debtors within the meaning of section 327 of the Bankruptcy Code. Upon resolution of a dispute by such accountants, the Debtors and their Debtors' attorneys are authorized and directed to comply with such resolution, and the Debtors are authorized and directed to pay compensation, if any, owed by the Debtors to such accountants, all without further order of this Court.

     35. The Debtors are authorized and directed to pay on or within one business day of the Closing all outstanding obligations under the Sixth Amendment and Waiver to the Amended and Restated Credit Agreement, dated April 27, 2000, between the Debtors and Bank of America, N.A. (as successor to Bank of America Nation Trust and Savings Association), as the Agent to the Lenders, General Electric Capital Corporation, as Co-Agent to the Lenders and certain other Lenders (as further amended, the "DIP Agreement") and otherwise take or cause to be taken such further actions as may be necessary to satisfy such obligations and terminate the DIP Agreement.

     36. The Debtors are authorized and directed to pay on or within one business day of the Closing all outstanding obligations under the Amended and Restated Secured Credit Agreement, dated November 21, 1997 between the Debtors and Bank of America National Trust and Savings Association, as Agent and Issuing Lender, General Electric Capital Corporation, as Co-Agent and the Lenders named therein (the "Prepetition Secured Credit Agreement"), with interest calculated at the Libor non-default interest rate and otherwise take or cause to be taken such further actions as may be necessary to satisfy such obligations and terminate the Prepetition Secured Credit Agreement.

     37. Claims of the Buyer (or its Affiliates) in the aggregate principal amount of $61,500,000 against the Debtors with respect to the Debentures owned by the Buyer (or its Affiliates) (which will be cancelled under a liquidating plan) are deemed allowed claims in the Chapter 11 cases, to the extent the Buyer (or its Affiliates) have not sold the Debentures representing such claim.

     38. Upon Closing, the Debtors and their estates shall be deemed without further action or order of Court to have released and discharged the Buyer and its Affiliates, and their respective officers, directors and affiliates, of and from any and all liability or manner of action or actions, cause or causes of action, legal or equitable, suits, debts, covenants, contracts, agreements, judgments, executions, claims, and demands whatsoever whether known or unknown relating arising prior to Closing, except for obligations arising hereunder, under the Agreement, or under any Related Agreement (as defined in the Agreement).

     39. The Buyer is authorized to utilize the Sellers existing bank accounts for a period of not more than 180 days after Closing in order to allow the uninterrupted operation of the existing cash management system. Buyer will pay the costs of maintaining the accounts. Sellers will establish new disbursement and investment accounts for the benefit of each estate.

     40. To the extent that the Debtors and Einstein Acquisition Corp. and Greenlight New World, LLC (the "NWC Buyer") have not closed the sale of the Assets and the Business by 12:01 p.m. (Eastern Time) on June 20, 2001, as a result of the inability of the NWC Buyer to close for any reason other than a breach by the Sellers, then all references herein to (i) the "Buyer" shall refer to ENB Acquisition LLC; (ii) the "Agreement" shall refer to the Asset Purchase Agreement dated as of February 10, 2001, as amended on March 9, 2001, May 29, 2001, and in open court at the Sale Hearing on June 1, 2001; and (iii) the dollar amount set forth in P. 37 shall be $44,933,000.

     41. If ENB Acquisition LLC is not the Buyer hereunder, then the Termination Fee of $5 million previously approved by this Court shall be paid to ENB Acquisition LLC at the Closing.

     42. As provided by Fed. R. Bankr. P. 6004(g) and 6006(d), and notwithstanding Fed. R. Bankr. P. 7062, this Sale Order shall be effective and enforceable immediately upon entry. Time is of the essence in closing the transaction, and the Debtors and the Buyer intend to close the Sale as soon as possible. Therefore, any party objecting to this Order must exercise due diligence in filing an appeal and pursuing a stay or risk its appeal being foreclosed as moot.

     43. The provisions of this Sale Order are nonseverable and mutually dependent.

Dated:   Phoenix, Arizona
         June 1, 2001


                                            /s/__________________
                                            CHARLES G. CASE, II
                                            UNITED STATES BANKRUPTCY JUDGE


-------- 1 Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion or the Agreement, as the case may be.

2 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.